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                                                                      EXHIBIT 14


INDEPENDENT AUDITORS' CONSENT

Pacific Select Fund:

We consent to the incorporation by reference in this Registration Statement of the Pacific Select Fund on Form N-14 of our report dated February 7, 2000 appearing in the Annual Report of the portfolios comprising the Pacific Select Fund as of and for the respective periods ended December 31, 1999 and to the reference to us under the heading "Financial Highlights" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Costa Mesa, CA


May 17, 2000